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H.J. GRUY AND ASSOCIATES, INC.
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333 Clay Street, Suite 3850, Houston, Texas 77002 o TEL. (713) 739-1000
o FAX (713) 739-6112


                                                                    EXHIBIT 23.5

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated March 10, 2000, and dated March 9, 2001, prepared for Stocker Resources, Inc. in the Registration Statement on Amendment No. 1 to Form S-1 of Plains Exploration & Production Company, L.P. for the filing dated on or about August 28, 2002.




                                              H.J. GRUY AND ASSOCIATES, INC.
                                              Texas Registration Number F-000637


                                              by: /s/ Sylvia Castilleja, P.E.
                                                 -------------------------------
                                              Sylvia Castilleja, P.E.
                                              Vice President



August 27, 2002
Houston, Texas